   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1998

                                                     REGISTRATION NO. 333-51599

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-11
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                           PRIME GROUP REALTY TRUST
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN GOVERNING INSTRUMENT)
                       77 WEST WACKER DRIVE, SUITE 3900
                            CHICAGO, ILLINOIS 60601
                                (312) 917-1300
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                              MICHAEL W. RESCHKE
                             CHAIRMAN OF THE BOARD
                           PRIME GROUP REALTY TRUST
                       77 WEST WACKER DRIVE, SUITE 3900
                            CHICAGO, ILLINOIS 60601
                                (312) 917-1300
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                ---------------

                                  COPIES TO:
       WAYNE D. BOBERG, ESQ.                  J. GREGORY MILMOE, ESQ.
        BRIAN T. BLACK, ESQ.                   SKADDEN, ARPS, SLATE,
          WINSTON & STRAWN                      MEAGHER & FLOM LLP
        35 WEST WACKER DRIVE                     919 THIRD AVENUE
      CHICAGO, ILLINOIS 60601                NEW YORK, NEW YORK 10022
           (312) 558-5600                         (212) 735-3000

  APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 31. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC registration fee................................................ $   42,407
NASD fee............................................................     14,875
NYSE listing fee....................................................     50,425
Blue Sky fees and expenses..........................................      5,000
Printing and engraving expenses.....................................    700,000
Legal fees and expenses.............................................    300,000
Accounting and due diligence fees and expenses......................    650,000
Miscellaneous.......................................................     37,293
                                                                     ----------
    Total........................................................... $1,800,000
                                                                     ==========

ITEM 32. SALES TO SPECIAL PARTIES

  Not applicable.

ITEM 33. RECENT SALES OF UNREGISTERED SECURITIES

  The following sets forth certain information as to all securities sold by the Company within the last three years that were not registered under the Securities Act of 1933, as amended (the "Securities Act"). As to all such transactions, an exemption is claimed under Section 4(2) of the Securities Act.

  On July 21, 1997, the Company issued 100 Common Shares of beneficial interest to Mr. Reschke for $10 per share, or an aggregate consideration of $1,000. Such Common Shares were purchased solely for investment purposes to facilitate the organization of the Company. Immediately following the IPO, all of the shares so acquired by Mr. Reschke were redeemed by the Company for an aggregate redemption price of $1,000.

  Simultaneously with the IPO, the Company caused the Operating Partnership to issue 4,497,317 Common Units to the Limited Partners in exchange for their respective interests in the Properties and the office and industrial development, leasing and property management business to be contributed to the Company. In addition, the Company caused the Operating Partnership to issue and sell 4,569,893 Common Units to the Primestone Joint Venture for $85,000,000. Simultaneously with the IPO, the Company granted options to purchase a total of 1,113,000 Common Shares under its Share Incentive Plan to key executives and the Company's independent trustees.

  On March 25, 1998, the Company issued and sold 2,579,994 Common Shares to institutional investors for $19.375 per share, or an aggregate consideration of approximately $50.0 million.

  On March 31, 1998, the Company issued (i) 10,000 Common Shares to William M. Karnes pursuant to the terms of Mr. Karnes' employment agreement with the Company and (ii) 2,500 Common Shares to Stephen J. Nardi pursuant to the terms of Mr. Nardi's consulting agreement with the Company.

  On December 15, 1997, the Company caused the Operating Partnership to issue 251,572 Common Units, having a value of approximately $5.0 million, to a third party in exchange for such party's rights to acquire the first mortgage loan encumbering the office building located at 180 N. LaSalle Street in Chicago, Illinois. In addition, on each of December 15, 1997 and January 15, February 13, March 13, April 15 and May 15, 1998, the Company caused the Operating Partnership to issue 5,000 Common Units, having an aggregate value of approximately $600,000, to such third party to maintain an option to purchase such third party's second mortgage encumbering the building located at 180 North LaSalle Street.

ITEM 34. INDEMNIFICATION OF TRUSTEES AND OFFICERS

  The Declaration of Trust and Bylaws authorize the Company to indemnify its present and former trustees and officers and to pay or reimburse expenses for such individuals in advance of the final disposition of a proceeding to the maximum extent permitted from time to time under Maryland law. The MGCL, as applicable to Maryland REITs, currently provides that indemnification of a person who is a party, or threatened to be made a party, to legal proceedings by reason of the fact that such a person is or was a trustee, officer, employee or agent of a corporation or other firm at the request of a corporation, or is or was serving as a trustee, officer, employee or agent of a corporation or other firm at the request of a corporation, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, is mandatory in certain circumstances and permissive in others, subject to authorization by the board of trustees, a committee of the board of trustees consisting of two or more trustees not parties to the proceeding (if there does not exist a majority vote quorum of the board of trustees consisting of trustees not parties to the proceeding), special legal counsel appointed by the board of trustees or such committee of the board of trustees, or by the shareholders, so long as it is not established that the act or omission of such person was material to the matter giving rise to the proceedings and was committed in bad faith, was the result of active and deliberate dishonesty, involved such person receiving an improper personal benefit in money, property or services, or, in the case of criminal proceedings, such person had reason to believe that his or her act or omission was unlawful.

  The Company's officers and trustees are also indemnified pursuant to the Partnership Agreement and their respective employment agreements, which agreements are filed as exhibits hereto.

  The Company purchased an insurance policy which purports to insure the officers and trustees of the Company against certain liabilities incurred by them in the discharge of their functions as such officers and trustees, except for liabilities resulting from their own malfeasance.

ITEM 35. TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

  Not Applicable

ITEM 36. FINANCIAL STATEMENTS AND EXHIBITS.

 (a) Financial Statements

Prime Group Realty Trust

  Pro Forma Condensed Consolidated Financial Information (unaudited):

    Pro Forma Condensed Consolidated Balance Sheet as of March 31, 1998

    Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 1998 and for the year ended December 31, 1997

Prime Group Realty Trust (the Company) and Predecessor Properties:

  Report of Independent Auditors

  Consolidated Balance Sheets of the Company as of March 31, 1998 (unaudited) and December 31, 1997 and Combined Balance Sheet of the Predecessor Properties as of December 31, 1996

  Consolidated Statements of Operations of the Company for the three months ended March 31, 1998 (unaudited) and for the period from November 17, 1997 to December 31, 1997 and Combined Statements of Operations of the Predecessor Properties for the three months ended March 31, 1997 (unaudited), for the period from January 1, 1997 to November 16, 1997 and for the years ended December 31, 1996 and 1995

  Consolidated Statements of Changes in Shareholders' Equity for the three months ended March 31, 1998 (unaudited) and for the period from November 17, 1997 to December 31, 1997

  Combined Statements of Changes in Predecessors' Deficit for the period from January 1, 1997 to November 16, 1997 and for the years ended December 31, 1996 and 1995

  Consolidated Statements of Cash Flows of the Company for the three months ended March 31, 1998 (unaudited) and for the period from November 17, 1997 to December 31, 1997 and the Combined Statements of Cash Flows of the Predecessor Properties for the three months ended March 31, 1997 (unaudited), for the period from January 1, 1997 to November 16, 1997 and for the years ended December 31, 1996 and 1995

  Notes to Consolidated and Combined Financial Statements

Prime Industrial Contribution Properties

  Report of Independent Auditors

  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to September 30, 1997 (unaudited) and for the period from March 1, 1996 to December 31, 1996

  Notes to Combined Statements of Revenue and Certain Expenses

IBD Properties

  Report of Independent Auditors

  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to September 30, 1997 (unaudited) and for the year ended December 31, 1996

  Notes to Combined Statements of Revenue and Certain Expenses

NAC Properties

  Report of Independent Auditors

  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to September 30, 1997 (unaudited) and for the year ended December 31, 1996

  Notes to Combined Statements of Revenue and Certain Expenses

Citibank Office Plaza

  Report of Independent Auditors

  Statements of Revenue and Certain Expenses for the period from January 1,
   1997 to September 30, 1997 (unaudited) and for the year ended December 31,
   1996

  Notes to Statements of Revenue and Certain Expenses

Salt Creek Office Center

  Report of Independent Auditors

  Combined Statements of Revenue and Certain Expenses for the period from January 1, 1997 to September 30, 1997 (unaudited) and for the year ended December 31, 1996

  Notes to Combined Statements of Revenue and Certain Expenses

280 Shuman Boulevard

  Report of Independent Auditors

  Statements of Revenue and Certain Expenses for the period from January 1,
   1997 to September 30, 1997 (unaudited) and for the year ended December 31,
   1996

  Notes to Statements of Revenue and Certain Expenses

475 Superior Avenue

  Report of Independent Auditors

  Statements of Revenue and Certain Expenses for the period from January 1,
   1997 to September 30, 1997 (unaudited) and for the year ended December 31,
   1996

  Notes to Statements of Revenue and Certain Expenses

Continental Office Towers:

  Report of Independent Auditors

  Statements of Revenue and Certain Expenses for the period from January 1,
   1997 to September 30, 1997 (unaudited) and for the year ended December 31,
   1997

  Notes to Statements of Revenue and Certain Expenses

180 North LaSalle Street:

  Report of Independent Auditors

  Statements of Revenue and Certain Expenses for the period from January 1,
   1997 to September 30, 1997 (unaudited) and for the year ended December 31,
   1996

  Notes to Statements of Revenue and Certain Expenses

2675 Mayfair:

  Report of Independent Auditors

  Statement of Revenue and Certain Expenses for the period from January 1, 1997 to September 30, 1997

  Notes to Statement of Revenue and Certain Expenses

33 North Dearborn:

  Report of Independent Auditors

  Statement of Revenue and Certain Expenses for the period from January 1, 1997 to September 30, 1997

  Notes to Statement of Revenue and Certain Expenses

Commerce Point:

  Report of Independent Auditors

  Statement of Revenue and Certain Expenses for the period from January 1, 1997 to September 30, 1997

  Notes to Statement of Revenue and Certain Expenses

208 South LaSalle Street:

  Report of Independent Auditors

  Statement of Revenue and Certain Expenses for the year ended December 31,
   1997

  Notes to Statement of Revenue and Certain Expenses

122 South Michigan Avenue:

  Report of Independent Auditors

  Statements of Revenue and Certain Expenses for the period from January 1,
   1998 to March 31, 1998 (unaudited) and for the year ended December 31,
   1997

  Notes to Statements of Revenue and Certain Expenses

6400 Shafer Court:

  Report of Independent Auditors

  Statements of Revenue and Certain Expenses for the period from January 1,
   1998 to March 31, 1998 (unaudited) and for the year ended December 31,
   1997

  Notes to Statements of Revenue and Certain Expenses

Two Century Centre:

  Report of Independent Auditors

  Statements of Revenue and Certain Expenses for the period from January 1,
   1998 to March 31, 1998 (unaudited) and for the year ended December 31,
   1997

  Notes to Statements of Revenue and Certain Expenses

  All other schedules are omitted because the required information is not applicable or the information required has been disclosed in the financial statements and related notes included in the Prospectus.

 (c) Exhibits

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
     1.1+  Form of Underwriting Agreement
     3.1   Articles of Amendment and Restatement of Declaration of Trust of
           Prime Group Realty Trust as filed as an exhibit to the Company's
           1997 Annual Report on Form 10-K and incorporated herein by reference

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
    3.2    Form of Articles Supplementary to the Articles of Amendment and
           Restatement of Declaration of Trust of Prime Group Realty Trust
    3.3    Amended and Restated Bylaws of Prime Group Realty Trust as filed as an exhibit to the Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
    3.4    Amended and Restated Agreement of Limited Partnership of Prime Group
           Realty, L.P. (the "Amended and Restated Agreement of Limited
           Partnership") as filed as an exhibit to the Company's 1997 Annual
           Report on Form 10-K and incorporated herein by reference
    3.5+   Amendment No. 1 to the Amended and Restated Agreement of Limited
           Partnership dated as of December 15, 1998
    3.6+   Amendment No. 2 to the Amended and Restated Agreement of Limited
           Partnership dated as of December 15, 1998
    3.7+   Amendment No. 3 to the Amended and Restated Agreement of Limited
           Partnership dated as of January 15, 1998
    3.8+   Amendment No. 4 to the Amended and Restated Agreement of Limited
           Partnership dated as of February 13, 1998
    3.9+   Amendment No. 5 to the Amended and Restated Agreement of Limited
           Partnership dated as of March 13, 1998
    3.10+  Amendment No. 6 to the Amended and Restated Agreement of Limited
           Partnership dated as of March 25, 1998
    3.11+  Amendment No. 7 to the Amended and Restated Agreement of Limited
           Partnership dated as of April 15, 1998
    3.12+  Amendment No. 8 to the Amended and Restated Agreement of Limited
           Partnership dated as of May 15, 1998
    4.1+   Form of Redeemable Preferred Share certificate
    5.1+   Opinion of Miles & Stockbridge regarding the validity of the
           Redeemable Preferred Shares being registered
    8.1    Opinion of Winston & Strawn regarding tax matters
   10.1    Form of Indemnification Agreement between Prime Group Realty Trust and each of its trustees as filed as an exhibit to the Company's
           1997 Annual Report on Form 10-K and incorporated herein by reference
   10.2    Right of First Offer Agreement dated as of November 17, 1997 between
           Prime Group Realty, L.P. and The Prime Group, Inc. as filed as an exhibit to the Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
   10.3    Share Incentive Plan as filed as an exhibit to the Company's 1997
           Annual Report on Form
           10-K and incorporated herein by reference
   10.4    Employment Agreement dated as of November 17, 1997 by and between the Company and Michael W. Reschke as filed as an exhibit to the
           Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
   10.5    Employment Agreement dated as of November 17, 1997 by and between the Company and Richard S. Curto as filed as an exhibit to the
           Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
   10.6    Employment Agreement dated as of November 17, 1997 by and between the Company and W. Michael Karnes as filed as an exhibit to the
           Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
   10.7    Employment Agreement dated as of November 17, 1997 by and between the Company and Jeffrey A. Patterson as filed as an exhibit to the
           Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
   10.8    Employment Agreement dated as of November 17, 1997 by and between the Company and Kevork M. Derderian as filed as an exhibit to the
           Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
   10.9    Employment Agreement dated as of November 17, 1997 by and between the Company and Edward S. Hadesman as filed as an exhibit to the
           Company's 1997 Annual Report on Form 10-K and incorporated herein by reference

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
    10.10  Contribution Agreement dated as of October 20, 1997 by and among the
           Prime Group, Inc., Prime Group Realty, L.P., Prime Group Realty
           Trust, Narco River Business Center, Narco Tower Road Associates,
           Olympian Office Center, Tri-State Industrial Park Joint Venture,
           Carol Stream Industrial Park Joint Venture, Narco Enterprises, Inc.,
           The Nardi Group Ltd., Narco Construction Inc., Nardi & Co., Nardi
           Asset Management, Inc. and Nardi Architectural, Inc. as filed as an exhibit to the Company's Registration Statement on Form S-11 No.
           (333-33547) and incorporated herein by reference
    10.11  Option to Purchase Partnership Interests dated as of June 17, 1994 by and between KILICO Realty Corporation, and The Prime Group, Inc.;
           as amended by that certain First Amendment to Option Purchase
           Partnership Interests dated as of January 21, 1997 by and between
           KILICO Realty Corporation and The Prime Group, Inc.; as further amended by that certain Second Amendment to Option to Purchase
           Partnership Interests dated as of July 15, 1997 by and between
           KILICO Realty Corporation and The Prime Group, Inc. as filed as an exhibit to the Company's Registration Statement on Form S-11 No.
           (333-33547) and incorporated herein by reference
    10.12  Option Agreement by and between Prime Group Realty, L.P. and 300 N.
           LaSalle, L.L.C. as filed as an exhibit to the Company's 1997 Annual
           Report on Form 10-K and incorporated herein by reference
    10.13  Registration Rights Agreement dated as of November 17, 1997 between
           Prime Group Realty Trust, Prime Group Realty, L.P., Primestone
           Investment Partners L.P. and the other investors named therein as filed as an exhibit to the Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
    10.14  Contribution Agreement dated as of July 8, 1997 by and among LaSalle
           National Trust, N.A., not personally, but solely as Trustee under
           Trust Agreement dated June 15, 1982 and known as Trust No. 10-40113-
           09, LaSalle National Trust, N.A., not personally, but solely as
           Trustee under Trust Agreement dated September 7, 1994 and known as
           Trust No. 11-9051, LaSalle National Trust, N.A., not personally, but solely as Trustee under Trust Agreement dated March 30, 1984 and known as Trust No. 11-107825, LaSalle National Trust, N.A., not
           personally, but solely as Trustee under Trust Agreement dated August
           1, 1986 and known as Trust No. 11-1358, LaSalle National Trust,
           N.A., not personally, but solely as Trustee under Trust Agreement dated August 1, 1986 and known as Trust No. 11-1357, LaSalle
           National Trust
           N.A., not personally, but solely as Trustee under Trust Agreement dated January 17, 1974 and known as Trust No. 286-34, LaSalle
           National Trust, N.A., not personally, but solely as Trustee under
           Trust Agreement dated October 15, 1995 and known as Trust No. 11-
           9869, LaSalle National Trust, N.A., not personally, but solely as
           Trustee under Trust Agreement dated December 1, 1987 and known as
           Trust No. 11-2868, 310 ERA Limited Partnership, MacArthur Drive
           Properties, CLE Limited Partnership, 500 Lindberg Limited
           Partnership, 515 Huehl Limited Partnership, 555 Huehl Limited
           Partnership, Sky Harbor Associates, 1001 Technology Way, LLC, The
           Grandville Road Limited Partnership, Industrial Building and
           Development Company and The Prime Group, Inc.; as amended by the
           First Amendment to the Contribution Agreement dated as of August 12,
           1997, by and between The Prime Group, Inc., an Illinois corporation, and LaSalle National Trust, NA, t/u/t 10-40113-09 dated June 15,
           1982; LaSalle National Trust, NA, t/u/t 11-9051 dated September 7,
           1994; LaSalle National Trust, NA, t/u/t 11-107825 dated March 30,
           1984; LaSalle National Trust, NA, t/u/t 11-1358 dated August 1,
           1986; LaSalle National Trust, NA, t/u/t 11-1357 dated August 1,
           1986; LaSalle National Trust, NA, t/u/t 286-34 dated January 17,
           1974; LaSalle National Trust, NA, t/u/t 11-9869 dated October 15,
           1995; and LaSalle National Trust, NA, t/u/t 11-2868 dated December
           1, 1987 as filed as an exhibit to the Company's Registration
           Statement on Form S-11 (No. 333-33547) and incorporated herein by reference
    10.15  Environmental Remediation and Indemnification Agreement dated as of
           November 17, 1997 by and between Prime Group Realty, L.P. and The
           Prime Group, Inc. as filed as an exhibit to the Company's 1997
           Annual Report on Form 10-K and incorporated herein by reference
    10.16  Formation Agreement dated as of November 17, 1997 between Prime
           Group Realty Trust, Prime Group Realty, L.P., Prime Group Realty
           Services, Inc., Prime Group Limited Partnership and Jeffrey A.
           Patterson as filed as an exhibit to the Company's 1997 Annual Report on Form 10-K and incorporated herein by reference

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
   10.17   Asset Purchase Agreement dated as of November 17, 1997 by and among
           Continental Offices, Ltd., Continental Offices Ltd. Realty and Prime
           Group Realty, L.P. as filed as an exhibit to the Company's
           Registration Statement on Form S-11 (No. 333-33547) and incorporated herein by reference.
   10.18   Non-Compete Agreement dated as of November 17, 1997 by and among
           Prime Group Realty Trust, The Prime Group, Inc. and Michael W.
           Reschke as filed as an exhibit to the Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
   10.19   Option Agreement dated as of August 4, 1997 by and between
           Lumbermens Mutual Casualty Company and The Prime Group, Inc. as
           filed as an exhibit to the Company's Registration Statement on Form
           S-11 (No. 333-33547) and incorporated herein by reference
   10.20   Amended and Restated Agreement dated as of July 15, 1997 by and among Kemper Investors Life Insurance Company, Federal Kemper Life
           Assurance Company, KILICO Realty Corporation, FKLA Realty
           Corporation, KR 77 Fitness Center, Inc., 77 West Wacker Limited
           Partnership, K/77 Investors Limited Partnership, The Prime Group,
           Inc., Prime Group Limited Partnership and Prime 77 Fitness Center,
           Inc. as filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-33547) and incorporated herein by reference
   10.21   Agreement dated as of July 18, 1997 by and among The Prime Group,
           Inc., KILICO Realty Corporation, KFC Portfolio Corp. and Kemper
           Investors Life Insurance Company as filed as an exhibit to the
           Company's Registration Statement on Form S-11 (No. 333-33547) and
           incorporated herein by reference
   10.22   Series A Convertible Preferred Securities Purchase Agreement dated as of November 11, 1997 by and between Security Capital Preferred
           Growth Incorporated and Prime Group Realty Trust as filed as an exhibit to the Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
   10.23   Tax Indemnification Agreement by and between Prime Group Realty,
           L.P. and Edward S. Hadesman Trust dated May 22, 1992,
           Grandville/Northwestern Management Corporation, Carolyn B. Hadesman
           Trust dated May 21, 1992, Lisa Hadesman 1991 Trust, Cynthia Hadesman
           1991 Trust, Tucker B. Magid, Francis Shubert, Grandville Road
           Property, Inc., H R Trust, Edward E. Johnson and Sky Harbor
           Associates as filed as an exhibit to the Company's 1997 Annual
           Report on Form 10-K and incorporated herein by reference
   10.24   Tax Indemnification Agreement dated as of November 17, 1997 by and between Prime Group Realty, L.P., Stephen J. Nardi, Narco
           Enterprises, Inc. and Nardi Group Limited as filed as an exhibit to the Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
   10.25   Indemnification Agreement dated as of November 17, 1997 by and between The Prime Group, Inc. and Prime Group Realty, L.P. as filed as an exhibit to the Company's 1997 Annual Report on Form 10-K, as amended by the Company's Form 10-K/A as filed with the Commission on
           April 27, 1998 and incorporated herein by reference
   10.26   Agreement to Contribute dated as of August 12, 1997 by and between
           Tucker B. Magid and The Prime Group, Inc. as filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-33547)
           and incorporated herein by reference
   10.27   Agreement to Contribute dated as of August 12, 1997 by and between
           Frances S. Shubert and The Prime Group, Inc. as filed as an exhibit to the Company's Registration Statement on Form S-11 (No. 333-33547)
           and incorporated herein by reference
   10.28   Subscription Agreement by and between Prime Group Realty, L.P. and
           Primestone as filed as an exhibit to the Company's Registration
           Statement on Form S-11 (No. 333-33547) and incorporated herein by reference
   10.29   Credit Facility dated as of November 11, 1997 between Prime Group
           Realty Trust, BankBoston, N.A. and Prudential Securities Credit
           Corporation (the "Credit Facility") as filed as an exhibit to the
           Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
   10.30+  Amendment No. 1 to the Credit Facility dated as of December 15, 1998

   EXHIBIT
   NUMBER                               DESCRIPTION
   -------                              -----------
   10.31+  Amendment No. 2 to the Credit Facility dated as of March 16, 1998
   10.32+  Amendment No. 3 to the Credit Facility dated as of March 30, 1998
   10.33+  Amendment No. 4 to the Credit Facility dated as of April 24, 1998
   10.34   Underwriting Agreement dated as of November 11, 1997 between Prime
           Group Realty Trust, Prudential Securities Incorporated, Friedman,
           Billings, Ramsey & Co., Inc., Smith Barney Inc. and Morgan Keegan &
           Company, Inc., as representatives of the other underwriters as filed as an exhibit to the Company's 1997 Annual Report on Form 10-K and incorporated herein by reference
   10.35+  Purchase Agreement dated as of March 25, 1998 between Prime Group
           Realty Trust and the purchasers thereto
   10.36+  Registration Rights Agreement dated as of March 25, 1998 between
           Prime Group Realty Trust and the other parties thereto
   10.37   Registration Rights Agreement dated as of November 17, 1997 between
           Prime Group Realty Trust and Security Capital Preferred Growth
           Incorporated as filed as an exhibit to the Company's Annual Report on Form 10-K, as amended by the Company's Form 10-K/A as filed with the Commission on April 27, 1998 and incorporated herein by reference
   10.38   Tag-along Agreement dated as of November 17, 1997 between Prime
           Financing, L.P., Prime Group Limited Partnership, Prime Group II,
           L.P., Prime Group III, L.P., Prime Group IV, L.P., Prime Group V,
           L.P., The Prime Group, Inc., PG/Primestone, L.L.C. and Security
           Capital Preferred Growth Incorporated as filed as an exhibit to the
           Company's 1997 Annual Report on Form 10-K, as amended by Company's
           Form 10-K/A as filed with the Commission on April 27, 1998 and incorporated herein by reference
   10.39   Placement Fee Letter dated as of November 17, 1997 between Prime
           Group Realty Trust, Prime Group Realty, L.P., as Placement Agent,
           and Security Capital Markets Group Incorporated as filed as an exhibit to the Company's 1997 Annual Report on Form 10-K, as amended by Company's Form 10-K/A as filed with the Commission on April 27,
           1998 and incorporated herein by reference
   10.40   Registration Rights Agreement dated as of December 15, 1997 between
           Prime Group Realty Trust and certain holders of Common Units of
           Prime Group Realty, L.P. as filed as an exhibit to the Company's
           1997 Annual Report on Form 10-K and incorporated herein by reference
   10.41+  Limited Liability Company Agreement of Prime/Beitler Development
           Company, L.L.C. dated as of March 30, 1998 between Penny Beitler
           L.L.C. and Prime Group Realty, L.P.
   10.42   Promissory Note dated as of May 1, 1998 made by certain subsidiaries of Prime Group Realty Trust to CIBC, Inc.
   10.43   Promissory Note dated as of March 23, 1998 made by certain subsidiaries of Prime Group Realty Trust to State Farm Life
           Insurance Company
   10.44   Subordination and Intercreditor Agreement dated as of May 14, 1998 between Prime Group Realty, L.P. and Connecticut General Life
           Insurance Company
   10.45   Promissory Note dated as of May 14, 1998 made by American National
           Bank and Trust Company of Chicago, not personally but as trustee under trust agreement dated July 26, 1977 and known as Trust No.
           40935 and American National Bank and Trust Company of Chicago, as
           successor trustee to First Bank, N.A., as successor trustee to
           National Boulevard Bank of Chicago, not personally, but solely as trustee under trust agreement dated September 27, 1976 and known as
           Trust No. 5602 to Connecticut General Life Insurance Company
   12.1+   Computation of Ratios of Earnings to Fixed Charges and Preferred
           Share Distributions
   21.1    Subsidiaries of Registrant

   EXHIBIT
   NUMBER                             DESCRIPTION
   -------                            -----------
    23.1+  Consent of Miles & Stockbridge (included in Exhibit 5.1)
    23.2   Consent of Winston & Strawn (included in Exhibit 8.1)
    23.3+  Consent of Ernst & Young LLP
    23.4   Consent of Rosen Consulting Group
    24.1+  Powers of Attorney (included on signature page in Part II of the initial filing)
    99.1   Report of Rosen Consulting Group

--------

+Previously filed.

ITEM 37. UNDERTAKINGS.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the provisions described under Item 33 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 29, 1998.

                                         Prime Group Realty Trust

                                                 /s/ Richard S. Curto
                                         By: __________________________________
                                                     Richard S. Curto
                                               President and Chief Executive
                                                          Officer

  Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to registration statement has been signed below on May 29, 1998 by the following persons in the capacities indicated.

         SIGNATURE                                      TITLE

         Michael W. Reschke*                     Chairman of the Board,
-------------------------------------             Trustee
         Michael W. Reschke

      /s/ Richard S. Curto                       President and Chief Executive
-------------------------------------             Officer (principal executive
          Richard S. Curto                        officer), Trustee

         William M. Karnes*                      Executive Vice President
-------------------------------------             andChief Financial
          William M. Karnes                       Officer(principal financial
                                                  officer)

           Roy P. Rendino*                       Senior Vice President--
-------------------------------------             Finance and Chief Accounting
           Roy P. Rendino                         Officer (principal
                                                  accounting officer)

          SIGNATURE                                       TITLE

         Jacque M. Ducharme*                      Trustee
-------------------------------------
         Jacque M. Ducharme

          Stephen J. Nardi*                       Trustee
-------------------------------------
          Stephen J. Nardi

      Christopher J. Nassetta*                    Trustee
-------------------------------------
       Christopher J. Nassetta

          Thomas J. Saylak*                       Trustee
-------------------------------------
          Thomas J. Saylak

         James R. Thompson*                       Trustee
-------------------------------------
          James R. Thompson

       /s/ Richard S. Curto
*By: ________________________________
  Richard S. Curto, Attorney-in-Fact